                                                                     Exhibit 5.1

                                  March 1, 2004

Avanex Corporation
40919 Encyclopedia Circle
Fremont, California  94538

         RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We are acting as counsel to Avanex Corporation, a Delaware corporation (the "Company"), in connection with the registration of (1) 7,319,761 shares of common stock, par value $0.001 per share (the "Shares"), and (2) an additional 1,463,954 shares of common stock to be issued upon the exercise of outstanding investment rights (the "Future Issuance Shares"), pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Registration Statement").

         As counsel to the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

         Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable, and that the Future Issuance Shares when issued and sold in the manner referred to in the Registration Statement and pursuant to the investment rights, will be legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                                            Sincerely,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation

                                            /s/ Wilson Sonsini Goodrich & Rosati